UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Reality Shares ETF Trust

-------------

(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (IRS Employer Identification No.)
402 West Broadway, Suite 2800 San Diego, CA --------------------------------------------- (Address of principal executive offices)	92101 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Reality Shares Fundstrat DQM Long ETF	NYSE Arca, Inc.	83-2008559

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-192288

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 22 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-192288; 811-22911), which description is incorporated herein by reference, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on August 17, 2018. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust dated March 26, 2014, as filed with the State of Delaware, is incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0001193125-13-438546 on November 12, 2013.

B.	Certificate of Amendment, dated September 13, 2013, to the Certificate of Trust is incorporated herein by reference to Exhibit (a)(2) to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (File No. 333-192288), as filed with the SEC via EDGAR Accession No. 0001193125-14-260683 on July 3, 2014.

C.	Registrant’s Amended and Restated Agreement and Declaration of Trust dated November 7, 2013 is incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Initial Registration Statement on Form N-1A (File No. 333-192288), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001193125-13-438546 on November 12, 2013.

D.	Registrant’s Amended and Restated By-Laws dated November 7, 2013, as amended and restated March 9, 2016, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A (File No. 333-192288), as filed with the SEC via EDGAR Accession No. 0001144204-17-011613 on February 28, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 29, 2018	Reality Shares ETF Trust By: /s/ Tom Trivella Name: Tom Trivella Title: Treasurer